Exhibit 10.4

ENVIRONMENTAL INDEMNITY

made by

ireit CORAL SPRINGS NORTH HILLS, l.l.c., as Borrower

and

INLAND REAL ESTATE INCOME TRUST, INC., as Guarantor,

in favor of

CAPITAL ONE, NATIONAL ASSOCIATION,
as Lender

Dated as of March 28, 2014

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ENVIRONMENTAL INDEMNITY

This ENVIRONMENTAL INDEMNITY (“Indemnity”), dated as of March 28, 2014, is made jointly and severally and solidarily by IREIT Coral Springs North Hills, L.L.C., a Delaware limited liability company (“Borrower”), and Inland Real Estate Income Trust, Inc., a Maryland corporation (“Guarantor”; together with Borrower, individually and collectively, “Indemnitor”), each having an address at 2901 Butterfield Road, Oak Brook, Illinois 60523, in favor of CAPITAL ONE, NATIONAL ASSOCIATION (together with its successors and assigns, hereinafter referred to as “Lender”), having an address at 201 St. Charles Avenue, 29th floor, New Orleans, Louisiana 70170.

R E C I T A L S:

A. Pursuant to that certain Loan Agreement dated as of the date hereof (as the same may be amended, modified, supplemented or replaced from time to time, the “Loan Agreement”) between Borrower and Lender, Lender has agreed to make a loan (the “Loan”) to Borrower in an aggregate principal amount of $5,525,000.00, subject to the terms and conditions of the Loan Agreement;

B. As a condition to Lender making the Loan, Lender is requiring that Indemnitor execute and deliver to Lender this Indemnity; and

C. Guarantor hereby acknowledges that Guarantor will materially benefit from Lender agreeing to make the Loan;

NOW, THEREFORE, in consideration of the premises set forth herein and as an inducement for and in consideration of the agreement of Lender to make the Loan pursuant to the Loan Agreement, Indemnitor hereby agrees, covenants, represents and warrants to Lender as follows:

1.                  Definitions.

“Environmental Activity” shall mean any treatment, manufacturing, refining, storage, existence, release, generation, production, processing, abatement, removal, disposal, handling or transportation of any Hazardous Substances from, under, into or on the Property.

“Environmental Report” shall mean that certain Phase I Environmental Site Assessment dated December 10 2013, prepared by CBRE, Inc.

“Hazardous Substances Release” shall mean any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Substances, including, without limitation, by means of any contamination, leaking, corrosion or rupture of or from any Tank(s), which is in violation of Environmental Laws.

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“Indemnified Persons” shall mean Lender and its parents, subsidiaries and Affiliates, attorneys, participants and each of their officers, directors, members, managers, partners, agents, employees, trustees, receivers, executors and administrators, and the heirs, successors and assigns of all of the foregoing.

“Lender’s Belief of a Release or Violation” shall mean Lender’s good faith judgment that (a) there has been or is threatened a Hazardous Substance Release on or from the Property or (b) Borrower or the Property is in violation of any applicable Environmental Law.

“Losses” shall mean any and all losses, liabilities, damages, obligations, claims, actions, suits, proceedings, disbursements, settlement payments, penalties, costs and expenses (including, without limitation, reasonable attorneys fees, disbursements and costs and all other professional or consultants reasonable fees and expenses) in connection with or arising out of or relating to (a) any Regulatory Actions, whether or not any suit, action or proceeding is commenced or threatened, (b) the preparation of all feasibility studies and the obtaining of all permits and licenses required by, or undertaken in order to comply with, the requirements of any Governmental Authority or quasi-Governmental Authority and (c) the removal, discharge and satisfaction of all liens, encumbrances, restrictions on the Property relating to the foregoing.

“Regulatory Actions” shall mean any notice, summons, citation, directive, investigation, litigation, proceeding, inquiry, lien, encumbrance or restriction, settlement, remedial response, clean-up or closure arrangement or any other remedial obligations by or with any Governmental Authority in relation to Environmental Activity.

“Tank(s)” shall mean any underground or above-ground storage tanks, pipes or pipelines for the storage or transportation of Hazardous Substances, including, without limitation, heating oil, fuel oil, gasoline and/or other petroleum products, whether such tanks, pipes or pipelines are in operation, not operational, closed or abandoned.

“Use” shall mean ownership, use, development, construction, maintenance, management, operation or occupancy.

All capitalized terms used in this Indemnity and not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2.                  Representations of Indemnitor. Indemnitor represents and warrants to Lender that, except as may otherwise be disclosed in any Environmental Report: (a) Borrower has not knowingly used Hazardous Substances at or affecting the Property in any manner which violates any Environmental Laws; (b) to Indemnitor’s knowledge, no prior or current owner, tenant, subtenant, occupant or operator of the Property has engaged in any Environmental Activity which violates any Environmental Laws; (c) the Use of the Property for its intended purpose will not result in any Environmental Activity in violation of any Environmental Laws; (d) Borrower has not otherwise engaged and does not intend to engage in any Environmental Activity in relation to the Property in violation of Environmental Laws; and (e) (i) to

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Indemnitor’s knowledge, no Environmental Activity has occurred at any time in relation to the Property, in violation of Environmental Laws, (ii) to Indemnitor’s knowledge, no notice, order, directive, complaint or other communication has been made or issued by any governmental authority or any other person to any person alleging the occurrence of any Environmental Activity in violation of any Environmental Laws, and to the best of Indemnitor’s knowledge, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any governmental authority are pending or threatened in connection with any Environmental Activity or alleged Environmental Activity, and (iii) there are no judgments and no actions or proceedings pending by or against Borrower before any court or administrative agency in connection with any Environmental Activity; (f) to Indemnitor’s knowledge, Borrower has not transported or arranged for the transportation of any Hazardous Substances to any location which is listed or proposed for listing under CERCLA or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations; (g) to Indemnitor’s knowledge, there has never been any Hazardous Substances Release in violation of Environmental Laws on, from or affecting the Property which has not heretofore been fully remediated to the extent required by Environmental Laws; (h) to Indemnitor’s knowledge, neither the Property nor Borrower, with respect to the Property, is subject to any past, existing, pending or, to Indemnitor’s knowledge, threatened Regulatory Actions under, or in violation of, any Environmental Laws or in connection with any Environmental Activity; (i) to Indemnitor’s knowledge, no portion of the Property has ever been used as a petroleum storage, refining or distribution facility or terminal, a mine, landfill, dump or other disposal facility, or a gasoline station; (j) to Indemnitor’s knowledge, the Property does not contain any Tanks; (k) no Person has given any written notice to Borrower or Indemnitor (or any of their respective agents, contractors or representatives) or, to Indemnitor’s knowledge, asserted any claim, cause of action, penalty, cost or demand for payment or compensation or Losses against Borrower, or Indemnitor with respect to the Property, involving any injury or threatened injury to human health, the environment or natural resources, or resulting or allegedly resulting from any Environmental Activity and, to the best of Indemnitor’s knowledge, no basis for such a claim exists; (l) no environmental or engineering investigations, studies, audits, tests, reviews or other analyses have been conducted by or, are in the possession of, Borrower, the Indemnitor, their respective Affiliates in relation to the Property, other than the Environmental Report, a true, correct and complete copy of which Borrower has delivered to Lender; (m) to Indemnitor’s knowledge, the Environmental Report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make any statement contained therein or herein, in light of the circumstances under which such statements were made, not misleading; (n) there are no judgments and no actions or proceedings pending by or against Borrower before any court or administrative agency, in connection with any Environmental Activity; and (o) Indemnitor does not know of any facts or circumstances which would make any of the representations and warranties contained herein (the “Environmental Representations”) untrue or misleading in any material respect.

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3.                  Covenants of Indemnitor. Indemnitor covenants and agrees to and with Lender with respect to the Property, that at all times, and at Indemnitor’s sole cost and expense: (a) Indemnitor shall keep or cause the Property to be kept free of Hazardous Substances and not cause or permit the Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, produce or process Hazardous Substances except, in each case, in compliance with all Environmental Laws; (b) Indemnitor shall use commercially reasonable efforts to ensure compliance by all tenants, owners, operators and occupants, if any, of the Property with all Environmental Laws and will use commercially reasonable diligent efforts to ensure that all such tenants, owners, operators and occupants obtain and comply with any and all required approvals, registration or permits in connection with Environmental Laws; (c) Indemnitor shall not store, utilize, generate, treat, transport or dispose (or acquiesce in the storage, utilization, generation, transportation, treatment or disposal of) any Hazardous Substances on, at, under or from the Property except in accordance with all Environmental Laws; (d) Indemnitor shall immediately notify Lender in writing of (i) the storage, presence, utilization, generation, transportation or disposal of any Hazardous Substances on, at or under the Property other than in accordance with all applicable Environmental Laws upon obtaining knowledge thereof, (ii) Indemnitor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Environmental Law and (iii) the occurrence of any Hazardous Substances Release, or any pending or threatened Regulatory Actions, or any written claims made by any Governmental Authority or third party, relating to any Hazardous Substances or Hazardous Substances Release on, from or affecting the Property; (e) Indemnitor shall reasonably promptly furnish Lender with copies of any correspondence or legal pleadings or documents in connection with any matter referenced in subdivision (d) above, and keep Lender or cause Lender to be kept apprised of the status of, and any material developments in connection with, such matters, it being acknowledged and agreed that Lender shall have the right, but shall not be obligated, to notify any Governmental Authority of any state of facts which may come to its attention with respect to any Hazardous Substances or Hazardous Substances Release on, from or affecting the Property, to the extent the same is in violation of Environmental Laws; (f) Indemnitor shall not, without Lender’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, enter into any settlement agreement, consent decree or other compromise with respect to any Regulatory Action or other claim, action or proceeding relating to Hazardous Substances in relation to the Property for which Indemnitor does not have the funds available to pay or which may adversely affect the lien of the Loan Documents on, or the value of, the Property; and (g) in the event of any storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Substances on, at or under the Property in a manner which is violative of any Environmental Laws, or in the event of any Hazardous Substances Release on, from or affecting the Property, Indemnitor shall promptly, at the direction of any Governmental Authority, take all actions to Remediate the Property that are required by any Federal, state or local Governmental Authority or are otherwise necessary to cause the Property to be in compliance with Environmental Laws (subject to force majeure).

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The terms “Remediate” and “Remediation” shall include, without limitation, the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, abatement, removal, remediation, containment, operation, maintenance, monitoring or restoration work relating to the presence or suspected presence of Hazardous Substances on or under the Property in violation of Environmental Laws, whether on or off the Property. All such work shall be performed by one or more contractors selected by Indemnitor and approved in advance and in writing by Lender, which approval shall not be unreasonably withheld. Indemnitor shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be conducted and/or performed in accordance with all applicable requirements of all Environmental Laws. Any such actions shall be performed in a good, safe and workmanlike manner and shall minimize any impact on the business or occupation at or near the Property. Indemnitor shall pay all costs in connection with such investigatory and remedial activities, including, without limitation, all power and utility costs, and any and all taxes or fees that may be applicable to such activities. Indemnitor shall promptly provide to Lender copies of testing results and reports that are generated in connection with the above activities. If Indemnitor shall fail to proceed with such Remediation or to otherwise comply with all applicable Environmental Laws and the rules, regulations, orders and directives promulgated or issued pursuant thereto within the applicable cure periods (subject to additional period(s) of time within which to cure such failure to complete such Remediation, if any, which are available pursuant to applicable Environmental Laws, rules, regulations, orders or directions promulgated or issued pursuant thereto) the same shall constitute an Event of Default hereunder and under the Loan Agreement entitling Lender to all rights and remedies under the Loan Documents. Without limiting the foregoing, Lender may, but shall not be obligated to, do whatever is commercially reasonably necessary to eliminate such Hazardous Substances from the Property, to the extent required by Environmental Laws, or otherwise comply with applicable Environmental Laws and the rules, regulations, orders and directives, acting either in its own name or in the name of Indemnitor pursuant to this Section, and the reasonable cost thereof shall be part of the indebtedness secured by the Loan Documents and shall become immediately due and payable. In addition to and without limiting Lender’s rights pursuant to the Loan Documents, Borrower shall give to Lender and its agents and employees reasonable access to the Property, on reasonable advance notice, for such purposes and hereby specifically grants to Lender a license to remove the Hazardous Substances to the extent required by Environmental Laws and the rules, regulations, orders, and directives, acting either in its own name or in the name of Borrower pursuant to this Section.

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4.                  Indemnity by Indemnitor. Indemnitor hereby jointly and severally and solidarily indemnifies, protects, defends (with reputable counsel reasonably satisfactory to Lender) and holds the Indemnified Persons harmless from and against the full amount of any and all Losses suffered or incurred by an Indemnified Person arising from, in respect of, as a consequence of (whether foreseeable or unforeseeable) or in connection with any spill or adverse effects of any Environmental Activity or with the presence, use, storage, disposal, generation, transportation or treatment of any Hazardous Substance at, on, under or related to the Property, or in the soil, groundwater or soil vapor on or under the Property, whether or not originating or emanating from the Property, including, without limitation, the following: (a) the occurrence of any Environmental Activity or any failure of Indemnitor or any other Person to comply with all Environmental Laws relating to the Property or the Use of the Property; (b) any failure of any representation of Indemnitor set forth in Section 2 hereof to be true and correct as of the date of this Indemnity; (c) any failure of Indemnitor to perform any covenant set forth in Section 3 hereof; (d) compliance with or violation of any Environmental Law in relation to the Property; (e) claims asserted by any Person (including, without limitation, any Governmental Authority or quasi-Governmental Authority, board, bureau, commission, department, instrumentality or public body, court or administrative tribunal), including, without limitation, claims under common law causes of action, in connection with Hazardous Substances located at the Property; and (f) arising from, in respect of, as a consequence of or in connection with any Environmental Activity; and (g) the implementation of the recommendations set forth in any environmental audit of the Property required to comply with Environmental Laws. Indemnitor’s agreement contained in this Indemnity shall not be limited in any manner by the Borrower’s respective dates of acquisition or time of ownership of the Property, or by the value of the Property. Indemnitor shall not settle any claim or matter which is the subject of the foregoing agreement of Indemnitor without Lender’s prior written consent, which consent shall not be unreasonably withheld. The indemnifications set forth in this Indemnity shall not be applicable to any Losses to the extent (i) occasioned by, arising from or caused by the gross negligence or willful misconduct of such Indemnified Person, its nominee or wholly owned subsidiary or their respective employees or agents and irrespective of whether occurring prior to or subsequent to the date upon which Lender, its nominee or wholly owned subsidiary acquires possession of the Property by foreclosure of the Mortgage, a sale of the Property pursuant to the provisions of the Mortgage, acceptance of one of more deeds or assignments in lieu of foreclosure or sale or otherwise, or (ii) occasioned, arising and/or caused solely as the result of any event or condition that first arises on or after the date on which (A) Lender (or its transferee) acquires title or control of the Property (whether at foreclosure, sale, conveyance in lieu of foreclosure or similar transfer), (B) a receiver has been appointed for, and has taken possession of, the Property, or (C) the Loan has been repaid in full.

5.                  Costs and Expenses. Indemnitor shall pay to each Indemnified Person all costs, expenses and charges (including reasonable attorneys’ fees and disbursements) reasonably incurred by any Indemnified Person in connection with the enforcement of the terms of this Indemnity.

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6.                  Defense of Indemnified Persons. Upon demand by Lender or any assignee on behalf of any Indemnified Person, Indemnitor shall defend any investigation, action or proceeding involving any Losses which is brought or commenced against any Indemnified Person related to the Property, whether alone or together with Indemnitor or any other person, all at Indemnitor’s own cost and by counsel to be reasonably approved by the Indemnified Person.

7.                  Site Visits, Observations and Testing. Subject to the limitations in this Section 7 and the terms of the existing Leases, Lender and any assignee and its agents and representatives shall have the right at any reasonable time, on reasonable advance notice, to enter and visit the Property for the purposes of observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property upon Lender’s Belief of a Release or Violation. Such parties shall have no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by any such party shall impose any liability on any such party. In no event shall any site visit, observation or testing by any such party be a representation that Hazardous Substances are or are not present in, on or under the Property, or that there has been or shall be compliance with any Environmental Laws. Neither Indemnitor nor any other Person is entitled to rely on any site visit, observation or testing by any such party. Any such party shall give Indemnitor reasonable notice before entering the Property and such site visits, observations, testing shall be limited to once per calendar year, subject to Lender’s Belief of a Release or Violation. Any such party shall make reasonable efforts to avoid any unreasonable interference with Borrower’s use or enjoyment of the Property in exercising any rights provided in this Section.

8.                  Survival of Indemnity. Subject to the provisions of Section 24 of this Indemnity, the obligations of Indemnitor and the rights of Lender under this Indemnity are in addition to and not in substitution of the obligations of Indemnitor and rights of Lender under all applicable federal, state and local laws, regulations, land ordinances relating to health and safety, and protection of the environment. The obligations of Indemnitor and the rights of Lender shall survive any foreclosure of the Mortgage or any transfer of the Property in lieu of foreclosure, any other transfer of the Property or interests therein or any change in ownership thereof, and the repayment of the Loan, and the termination and/or discharge of the Mortgage or any of the other Loan Documents.

9.                  Report Updates. Lender reserves the right at any time during the Term to conduct or require Indemnitor to conduct, at Indemnitor’s reasonable cost and expense, such environmental inspections, audits and tests (provided that testing may only be performed after reasonable notice to Borrower and Guarantor) of the Property as Lender shall deem reasonably necessary or advisable from time to time, utilizing a company reasonably acceptable to Lender; provided, however, that Indemnitor shall not be required to pay for such environmental inspections, audits and tests so long as: (a) no Event of Default exists under any Loan Document, (b) such inspection, audit or test is not required by applicable Environmental Laws and (c) Lender has no cause to believe, in Lender’s sole but good faith judgment, that there has been or there is threatened a Hazardous Substance Release on or from the Property or that Borrower or the Property is in violation of any applicable Environmental Law.

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10.              Several Liability. The liability of the entities comprising Indemnitor under this Indemnity shall be joint and several and solidary. In addition, the obligations of Indemnitor shall be in addition to, and shall in no manner whatsoever limit, the obligations and liabilities of Indemnitor, or any of the parties comprising the Indemnitor, under any of the Loan Documents.

11.              Unconditional Character of Obligations of Indemnitor.

(a)                The obligations of Indemnitor hereunder shall be irrevocable, absolute and unconditional, irrespective of the validity, regularity or enforceability, in whole or in part, of the other Loan Documents or any provision thereof, or the absence of any action to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against Borrower, Indemnitor or any other Person or any action to enforce the same, any failure or delay in the enforcement of the obligations of Borrower under the other Loan Documents or Indemnitor under this Indemnity, or any setoff, counterclaim, and irrespective of any other circumstances which might otherwise limit recourse against Indemnitor by Lender or constitute a legal or equitable discharge or defense of a guarantor or surety. Lender may enforce the obligations of Indemnitor under this Indemnity by a proceeding at law, in equity or otherwise, independent of any loan foreclosure or similar proceeding or any deficiency action against Borrower or any other Person at any time, either before or after an action against the Property or any part thereof, Borrower or any other Person. This Indemnity is a guaranty of payment and performance and not merely a guaranty of collection. Indemnitor waives diligence, notice of acceptance of this Indemnity, filing of claims with any court, any proceeding to enforce any provision of any other Loan Document, against Indemnitor, Borrower or any other Person, any right to require a proceeding first against Borrower or any other Person, or to exhaust any security (including, without limitation, the Property) for the performance of the obligations hereunder or any other obligations of Borrower or any other Person, or any protest, presentment, notice of default or other notice or demand whatsoever (except to the extent expressly provided to the contrary in this Indemnity).

(b)               The obligations of Indemnitor under this Indemnity, and the rights of Lender to enforce the same by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected by any of the following:

(i)                 any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower, the Property or any part thereof, Indemnitor or any other Person;

(ii)               any failure by Lender or any other Person, whether or not without fault on its part, to perform or comply with any of the terms of the Loan Agreement, or any other Loan Documents, or any document or instrument relating thereto;

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(iii)             the sale, transfer or conveyance of the Property or any interest therein to any Person, whether now or hereafter having or acquiring an interest in the Property or any interest therein and whether or not pursuant to any foreclosure, trustee sale or similar proceeding against Borrower or the Property or any interest therein;

(iv)             the conveyance to Lender, any Affiliate of Lender or Lender’s nominee of the Property or any interest therein by a deed-in-lieu of foreclosure (dation en paiement);

(v)               the release of Borrower or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law or otherwise; or

(vi)             the release in whole or in part of any collateral for any or all of the obligations of Indemnitor hereunder or for the Loan or any portion thereof.

(c)                Except as otherwise specifically provided in this Indemnity, Indemnitor hereby expressly and irrevocably waives all defenses in an action brought by Lender to enforce this Indemnity based on claims of waiver, release, surrender, alteration or compromise and all setoffs, reductions, or impairments, whether arising hereunder or otherwise.

(d)               Lender may deal with Borrower and Affiliates of Borrower in the same manner and as freely as if this Indemnity did not exist and shall be entitled, among other things, to grant Borrower or any other Person such extension or extensions of time to perform any act or acts as may be deemed advisable by Lender, at any time and from time to time, without terminating, affecting or impairing the validity of this Indemnity or the obligations of Indemnitor hereunder.

(e)                No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent, delay, omission, failure to act or other action with respect to, any liability or obligation under or with respect to, or of any of the terms, covenants or conditions of, the Loan Documents shall in any way alter, impair or affect any of the obligations of Indemnitor hereunder, and Indemnitor agrees that if any Loan Document is modified with Lender’s consent the obligations of Indemnitor hereunder shall automatically be deemed modified to include such modifications.

(f)                Lender may proceed to protect and enforce any or all of its rights under this Indemnity by suit in equity or action at law, whether for the specific performance of any covenants or agreements contained in this Indemnity or otherwise, or to take any action authorized or permitted under applicable law, and shall be entitled to require and enforce the performance of all acts and things required to be performed hereunder by Indemnitor. Each and every remedy of Lender shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

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(g)               No waiver shall be deemed to have been made by Lender of any rights hereunder unless the same shall be in writing and signed by Lender and any such waiver shall be a waiver only with respect to the specific matter involved and shall in no way impair the rights of Lender or the obligations of Indemnitor to Lender in any other respect or at any other time.

(h)               At the option of Lender, Indemnitor may be joined in any action or proceeding commenced by Lender against Borrower in connection with or based upon any other Loan Documents and recovery may be had against Indemnitor in such action or proceeding or in any independent action or proceeding against Indemnitor to the extent of Indemnitor’s liability hereunder, without any requirement that Lender first assert, prosecute or exhaust any remedy or claim against Borrower or any other Person, or any security for the obligations of Borrower or any other Person.

(i)                 Indemnitor agrees that this Indemnity shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment is made by Borrower or Indemnitor to Lender and such payment is rescinded or must otherwise be returned by Lender (as determined by Lender in its sole and absolute discretion) upon insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, receivership, conservatorship, winding up or other similar proceeding involving or affecting Borrower or Indemnitor, all as though such payment had not been made.

(j)                 In the event that Indemnitor shall advance or become obligated to pay any sums under this Indemnity or in connection with the obligations hereunder or in the event that for any reason whatsoever Borrower or any subsequent owner of the Property or any part thereof is now, or shall hereafter become, indebted to Indemnitor, Indemnitor agrees that (i) the amount of such sums and of such indebtedness and all interest thereon shall at all times be subordinate as to lien, the time of payment and in all other respects to all sums, including principal and interest and other amounts, at any time owed to Lender under the Loan Documents, and (ii) Indemnitor shall not be entitled to enforce or receive payment thereof until all principal, Interest and other sums due pursuant to the Loan Documents have been paid in full. Nothing herein contained is intended or shall be construed to give Indemnitor any right of subrogation in or under the Loan Documents or any right to participate in any way therein, or in the right, title or interest of Lender in or to any collateral for the Loan, notwithstanding any payments made by Indemnitor under this Indemnity, until the actual and irrevocable receipt by Lender of payment in full of all principal, Interest and other sums due with respect to the Loan or otherwise payable under the Loan Documents. If any amount shall be paid to Indemnitor on account of such subrogation rights at any time when any such sums due and owing to Lender shall not have been fully paid, such amount shall be paid by Indemnitor to Lender for credit and application against such sums due and owing to Lender.

(k)               Indemnitor’s obligations hereunder shall survive a foreclosure, deed-in-lieu of foreclosure or similar proceeding involving the Property and the exercise by Lender of any of all of its remedies pursuant to the Loan Documents.

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12.              Entire Agreement/Amendments. This instrument represents the entire agreement between the parties with respect to the subject matter hereof. The terms of this Indemnity shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lender and Indemnitor.

13.              Successors and Assigns. This Indemnity shall be binding upon Indemnitor, and Indemnitor’s estate, heirs, personal representatives, successors and assigns, may not be assigned or delegated by Indemnitor and shall inure to the benefit of Lender and its successors and assigns.

14.              Applicable Law and Consent to Jurisdiction. This Indemnity shall be governed by, and construed in accordance with, the substantive laws of the State of Louisiana. Indemnitor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Indemnity may be brought in a court of record in the Parish of Orleans or in the Courts of the United States of America located in the Parish of Orleans, State of Louisiana, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Indemnitor irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Indemnitor at its address provided in Section 19 hereof. Nothing in this Section 14, however, shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any suit, action or proceeding against Indemnitor or its property in the courts of any other jurisdictions.

15.              Section Headings. The headings of the sections and paragraphs of this Indemnity have been inserted for convenience of reference only and shall in no way define, modify, limit or amplify any of the terms or provisions hereof.

16.              Severability. Any provision of this Indemnity which may be determined by any competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Indemnitor hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

17.              WAIVER OF TRIAL BY JURY. INDEMNITOR HEREBY WAIVES THE RIGHT OF TRIAL BY JURY IN ANY LITIGATION, ACTION OR PROCEEDING ARISING HEREUNDER OR IN CONNECTION THEREWITH.

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18.              Independent Obligations. The obligations of the Indemnitor under this Indemnity are separate and apart from, and in addition to, the other obligations under the Loan Documents; provided that to the extent that the Loan Agreement imposes any obligations in addition to those contained herein, the Loan Agreement shall govern and take precedence. The liability of Indemnitor under this Indemnity shall not be limited to or measured by the amount of the other obligations under the Loan Documents or any part thereof or the value of the Property. Indemnitor shall be fully and personally liable for all obligations of Indemnitor under this Indemnity and a separate action may be brought and prosecuted against the Indemnitor or any of them under this Indemnity.

19.              Notices. All notices, consents, approvals and requests required or permitted hereunder (a “Notice”) shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, in each case addressed as follows (or to such other address or Person as a party shall designate from time to time by notice to the other party): If to Lender: Capital One, National Association 201 St. Charles Avenue, 29th floor, New Orleans, Louisiana 70170, Attention: Mark Lemonier, Commercial Real Estate, with a copy to: Locke Lord LLP, 601 Poydras Street, Suite 2660, New Orleans, Louisiana 70130, Attention: Victoria M. de Lisle, Esq.; if to Indemnitor: c/o Inland Real Estate Income Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Principal Financial Officer, with a copy to: The Inland Real Estate Group, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: General Counsel. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of overnight delivery, upon the first attempted delivery on a Business Day.

20.              Indemnitor’s Receipt of Loan Documents. Indemnitor by its execution hereof acknowledges receipt of true copies of all of the Loan Documents, the terms and conditions of which are hereby incorporated herein by reference.

21.              Interest; Expenses.

(a)                If Indemnitor fails to pay all or any sums due hereunder upon demand by Lender, the amount of such sums payable by Indemnitor to Lender shall bear interest from the date of demand until paid at the Default Rate in effect from time to time.

(b)               Indemnitor hereby agrees to pay all costs, charges and expenses, including reasonable attorneys’ fees and disbursements, that may be incurred by Lender in enforcing the covenants, agreements, obligations and liabilities of Indemnitor under this Indemnity.

22.              Joint and Several and Solidary Obligations. If Indemnitor consists of more than one Person, each such Person shall have joint and several and solidary liability for the obligations of Indemnitor hereunder.

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23.              Specific Limitation on Indemnity and Indemnity Obligations. Indemnitor and Lender hereby confirm that it is the intention of Indemnitor and Lender that this Indemnity not constitute a fraudulent transfer or fraudulent conveyance (a “Fraudulent Conveyance”) under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any other debtor relief law or insolvency law (whether statutory, common law, case law or otherwise) or any jurisdiction whatsoever (collectively, the “Bankruptcy Laws”). To give effect to the foregoing intention of Indemnitor and Lender, each of such parties hereby irrevocably agrees that the obligations hereunder shall be limited to (but shall not be less than) such maximum amount as will, after giving effect to the maximum amount of such obligations and all other liabilities (whether contingent or otherwise) of Indemnitor that are relevant under such Bankruptcy Laws, result in the obligations of Indemnitor hereunder not constituting a Fraudulent Conveyance under the Bankruptcy Laws, as of the date of execution and delivery of this Indemnity.

24.              Release of Indemnity. The obligations and liabilities of Indemnitor under this Indemnity shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full: (i) Lender has not foreclosed or otherwise taken title to the Property, (ii) there has been no material change, between the date hereof and the date the Loan is paid in full, in any Environmental Law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which Lender is entitled to indemnification pursuant to this Indemnity, notwithstanding the fact that the Loan is paid in full, (iii) Lender shall have received, at Indemnitor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of Lender, that there exists no matter for which Lender is entitled to indemnification pursuant to this Indemnity, and (iv) two (2) years have passed since date that the Loan has been paid in full. In addition, and notwithstanding that Lender may have filed a foreclosure with respect to the Property, provided such foreclosure proceeding has been dismissed or otherwise concluded with a purchaser other than Lender taking title to the Property, then, if the conditions of clauses (ii) through (iv) above are satisfied, then Lender, within ten (10) business days following Indemnitor's request, shall execute and deliver a release of this Indemnity to Indemnitor.

[Signature pages to follow.]

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IN WITNESS WHEREOF, Indemnitor has executed this Indemnity as of the date first above written.

BORROWER:

IREIT Coral Springs North Hills, L.L.C., a Delaware limited liability company

By:		Inland Real Estate Income Trust, Inc., a Maryland corporation, its sole member

	By:	/s/ David Z. Lichterman
	Name:	David Z. Lichterman
	Its:	Treasurer and Chief Accounting Officer

GUARANTOR:

INLAND REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By:		/s/ David Z. Lichterman
	Name:	David Z. Lichterman
	Title:	Treasurer and Chief Accounting Officer